Fund

High Income Municipal Bond Fund

Security

Tobacco Settlement Financing Corporation

Advisor

EIMCO

Transaction
 Date

8/15/02

Cost

$2,428,125

Offering Purchase
0.144%
Broker
Salomon Smith Barney
Underwriting
Syndicate
Members

Fund

Municipal Bond Fund

Security

Housing Authority of the City of Athens, Georgia
Advisor

EIMCO

Transaction
 Date

12/12/02

Cost

$1,379,396

Offering Purchase

1.320%

Broker
George K. Baum & Company
Underwriting
Syndicate
Members
George K. Baum & Company

Fund

Municipal Bond Fund

Security

Housing Authority of the City of Athens, Georgia
Advisor

EIMCO

Transaction
 Date

12/12/02

Cost

$1,563,720

Offering Purchase

1.510%

Broker

George K. Baum & Company
Underwriting

Syndicate
Members

Wachovia Bank, National Association

Fund

High Grade Municipal Bond Fund

Security

Puerto Rico Highway and Transportation Authority

Advisor

EIMCO

Transaction
 Date

4/11/03

Cost

$1,069,030

Offering Purchase

0.060%

Broker
Salomon Smith Barney Inc.
Underwriting
Syndicate
Members
Morgan Stanley & Co.


Fund

High Grade Municipal Bond Fund

Security

Tobacco Settlement Financing Corp NY
Advisor

EIMCO

Transaction
 Date

6/13/03

Cost

4,000,000.00

Offering Purchase

1.40%

Broker

Citigroup Global Markets, Inc

Underwriting

Syndicate
Members

Bear, Stearns & Co. Inc.